UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT

TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.___)

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Filed by a Party other than the Registrant ☐

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☐      Preliminary Proxy Statement

☐      Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐      Definitive Proxy Statement

☒      Definitive Additional Materials

☐      Soliciting Material Pursuant to §240.14a-12

Mirant Corporation

(Exact Name of Registrant as Specified in Its Charter)

_____________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

Mirant Corporation (the “Company”) is filing the following information as additional soliciting material related to the solicitation of proxies for its 2010 Annual Meeting of Shareholders.

SUPPLEMENT TO THE

PROXY STATEMENT DATED MARCH 26, 2010

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 6, 2010

On or about March 26, 2010, Mirant Corporation (the “Company”) furnished or otherwise made available to stockholders its Proxy Statement describing the matters to be voted upon at the annual meeting of stockholders (the “Annual Meeting”) scheduled to be held Thursday, May 6, 2010 at 8:00 a.m., Eastern Daylight Time, at the Company's corporate headquarters, located at 1155 Perimeter Center West, Atlanta, Georgia 30338-5416 (the “Proxy Statement”).  This supplement (“Supplement”) amends that Proxy Statement and should be read in conjunction with it.  This Supplement is first being furnished or otherwise made available to stockholders on or about April 28, 2010.  All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

Item No. 3 – Approval of the Stockholder Rights Plan

            As presented in the Proxy Statement, the Company’s proposed stockholder rights plan (the “Stockholder Rights Plan”) stated that ten years would be the maximum term of the Stockholder Rights Plan.  On April 28, 2010, the Company entered into a further amendment of the Stockholder Rights Plan with Mellon Investor Services LLC, as Rights Agent, to reduce the maximum term of the proposed Stockholder Rights Plan from ten years to three years.

            Under the terms of the proposed Stockholder Rights Plan (prior to the further amendment), the Rights would have expired on the earliest of (i) February 25, 2020 (the “Fixed Date”), (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the repeal of Section 382 or any successor statute, or any other change, if our Board determines that the Stockholders Rights Plan is no longer necessary for the preservation of tax benefits, (v) the beginning of a taxable year of ours to which our Board determines that no tax benefits may be carried forward and no built-in losses may be recognized, (vi) February 25, 2011, if approval of the proposed Stockholder Rights Plan by the Company’s stockholders has not been obtained prior to such date, or (vii) a determination by our Board, prior to the time any person or group becomes an Acquiring Person, that the proposed Stockholders Rights Plan and the Rights are no longer in our best interests or our stockholders.  The further amendment amends the Fixed Date to February 25, 2013.

            The Company intends to present the Stockholder Rights Plan, further amended as described above, to stockholders for their approval at the Annual Meeting and all references to the Stockholder Rights Plan contained in the Proxy Statement and proxy card pertaining to the Annual Meeting shall be deemed to refer to the Stockholder Rights Plan, as so further amended.  The Stockholder Rights Plan amendment that reflects the reduction in maximum term of the Stockholder Rights Plan, is attached as Exhibit 4.1 to the Current Report on Form 8-K being filed by the Company on the date hereof with the Securities and Exchange Commission (the “SEC”).  Shareholders may obtain, free of charge, a copy of such Current Report on Form 8-K and the full text of the further amendment to the Stockholder Rights Plan at the SEC’s web site:  www.sec.gov.  We urge you to read carefully the full text of the further amendment in its entirety.

            Our Board of Directors recommends that you vote FOR approval of the Stockholder Rights Plan, as further amended to reduce its maximum term from ten years to three years.

Voting of Proxies

If you have already voted your shares and you wish to change your vote on any matter, you may revoke your proxy before it is voted at the Annual Meeting by submitting a subsequent proxy, by voting in person at the meeting, or by a written request received by Mirant’s Corporate Secretary prior to the Annual Meeting.  If you hold shares through a broker, bank or other nominee, you must submit your voting instructions to that nominee.  A number of brokerage firms and banks offer Internet voting options.  Specific instructions to be followed by owners of shares of Common Stock held in street name are set forth on the voting instruction card accompanying your proxy card or by contacting the brokerage firm bank or other nominee.

If you have already voted your shares and do not wish to change your vote, no further action is required.  All validly executed proxy cards or votes cast via the telephone or the Internet at any time (either prior to or after the date hereof) indicating a vote for or against approval of the Stock Rights Plan will be deemed to constitute a vote for or against approval of the Stock Right Plan, in each case as further amended and described in this Supplement.

BY ORDER OF THE BOARD OF DIRECTORS

Julia A. Houston
             Corporate Secretary

Dated:  April 28, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2010:

The Proxy Statement, this Supplement and our 2009 Annual Report are available on the Internet at http://www.mirant.com under "Investor Relations," then "Annual Reports and Proxy Statements."